Exhibit 99

TI reports Q4 2022 and 2022 financial results and shareholder returns
Conference call on TI website at 3:30 p.m. Central time today
www.ti.com/ir
DALLAS (Jan. 24, 2023) – Texas Instruments Incorporated (TI) (Nasdaq: TXN) today reported fourth quarter revenue of $4.67 billion, net income of $1.96 billion and earnings per share of $2.13. Earnings per share included an 11-cent benefit that was not in the company's original guidance.
Regarding the company's performance and returns to shareholders, Rich Templeton, TI's chairman, president and CEO, made the following comments:
•"Revenue decreased 11% sequentially and 3% from the same quarter a year ago. As we expected, our results reflect weaker demand in all end markets with the exception of automotive.
•"Our cash flow from operations of $8.7 billion for the year again underscored the strength of our business model. Free cash flow for the year was $5.9 billion and 30% of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-mm production.
•"Over the past 12 months we invested $3.4 billion in R&D and SG&A, invested $2.8 billion in capital expenditures and returned $7.9 billion to owners.
•"TI's first quarter outlook is for revenue in the range of $4.17 billion to $4.53 billion and earnings per share between $1.64 and $1.90. We now expect our 2023 annual effective tax rate to be about 13% to 14%."

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.
Earnings summary

(In millions, except per-share amounts)	Q4 2022	Q4 2021	Change
Revenue	$4,670	$4,832	(3)%
Operating profit	$2,176	$2,503	(13)%
Net income	$1,962	$2,138	(8)%
Earnings per share	$2.13	$2.27	(6)%
Cash generation

		Trailing 12 Months
(In millions)	Q4 2022	Q4 2022	Q4 2021	Change
Cash flow from operations	$2,042	$8,720	$8,756	0%
Capital expenditures	$967	$2,797	$2,462	14%
Free cash flow	$1,075	$5,923	$6,294	(6)%
Free cash flow % of revenue		29.6%	34.3%
Cash return

		Trailing 12 Months
(In millions)	Q4 2022	Q4 2022	Q4 2021	Change
Dividends paid	$1,123	$4,297	$3,886	11%
Stock repurchases	$848	$3,615	$527	586%
Total cash returned	$1,971	$7,912	$4,413	79%

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income	For Three Months Ended December 31,		For Years Ended December 31,
(In millions, except per-share amounts)	2022	2021	2022	2021
Revenue	$4,670	$4,832	$20,028	$18,344
Cost of revenue (COR)	1,583	1,482	6,257	5,968
Gross profit	3,087	3,350	13,771	12,376
Research and development (R&D)	434	389	1,670	1,554
Selling, general and administrative (SG&A)	429	404	1,704	1,666
Acquisition charges	—	—	—	142
Restructuring charges/other	48	54	257	54
Operating profit	2,176	2,503	10,140	8,960
Other income (expense), net (OI&E)	51	9	106	143
Interest and debt expense	60	49	214	184
Income before income taxes	2,167	2,463	10,032	8,919
Provision for income taxes	205	325	1,283	1,150
Net income	$1,962	$2,138	$8,749	$7,769

Diluted earnings per common share	$2.13	$2.27	$9.41	$8.26

Average shares outstanding:
Basic	906	924	916	923
Diluted	916	936	926	936

Cash dividends declared per common share	$1.24	$1.15	$4.69	$4.21

Supplemental Information

Provision for income taxes is based on the following:
Operating taxes (calculated using the estimated annual effective tax rate)	$237	$346	$1,384	$1,280
Discrete tax items	(32)	(21)	(101)	(130)
Provision for income taxes (effective taxes)	$205	$325	$1,283	$1,150

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:
Net income	$1,962	$2,138	$8,749	$7,769
Income allocated to RSUs	(9)	(9)	(39)	(33)
Income allocated to common stock for diluted EPS	$1,953	$2,129	$8,710	$7,736

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets	December 31,
(In millions, except par value)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$3,050	$4,631
Short-term investments	6,017	5,108
Accounts receivable, net of allowances of ($13) and ($8)	1,895	1,701
Raw materials	353	245
Work in process	1,546	1,067
Finished goods	858	598
Inventories	2,757	1,910
Prepaid expenses and other current assets	302	335
Total current assets	14,021	13,685
Property, plant and equipment at cost	9,950	7,858
Accumulated depreciation	(3,074)	(2,717)
Property, plant and equipment	6,876	5,141
Goodwill	4,362	4,362
Deferred tax assets	473	263
Capitalized software licenses	152	85
Overfunded retirement plans	188	392
Other long-term assets	1,135	748
Total assets	$27,207	$24,676

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$500	$500
Accounts payable	851	571
Accrued compensation	799	775
Income taxes payable	189	121
Accrued expenses and other liabilities	646	602
Total current liabilities	2,985	2,569
Long-term debt	8,235	7,241
Underfunded retirement plans	118	79
Deferred tax liabilities	66	87
Other long-term liabilities	1,226	1,367
Total liabilities	12,630	11,343
Stockholders' equity:
Preferred stock, $25 par value. Shares authorized – 10; none issued	—	—
Common stock, $1 par value. Shares authorized – 2,400; shares issued – 1,741	1,741	1,741
Paid-in capital	2,951	2,630
Retained earnings	50,353	45,919
Treasury common stock at cost
Shares: 2022 – 835; 2021 – 817	(40,214)	(36,800)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(254)	(157)
Total stockholders' equity	14,577	13,333
Total liabilities and stockholders' equity	$27,207	$24,676
Certain amounts in the prior period's balance sheet have been reclassified to conform to the current presentation.

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows	For Three Months Ended December 31,		For Years Ended December 31,
(In millions)	2022	2021	2022	2021
Cash flows from operating activities
Net income	$1,962	$2,138	$8,749	$7,769
Adjustments to net income:
Depreciation	249	200	925	755
Amortization of acquisition-related intangibles	—	—	—	142
Amortization of capitalized software	14	13	54	57
Stock compensation	62	50	289	230
Gains on sales of assets	—	(50)	(3)	(57)
Deferred taxes	(173)	(4)	(191)	15
Increase (decrease) from changes in:
Accounts receivable	145	(48)	(194)	(287)
Inventories	(353)	(47)	(847)	45
Prepaid expenses and other current assets	(39)	(42)	6	57
Accounts payable and accrued expenses	34	(54)	106	33
Accrued compensation	136	110	22	7
Income taxes payable	68	34	94	(20)
Changes in funded status of retirement plans	(12)	14	114	62
Other	(51)	43	(404)	(52)
Cash flows from operating activities	2,042	2,357	8,720	8,756

Cash flows from investing activities
Capital expenditures	(967)	(1,282)	(2,797)	(2,462)
Proceeds from asset sales	—	68	3	75
Purchases of short-term investments	(3,688)	(3,697)	(14,483)	(10,124)
Proceeds from short-term investments	3,650	2,708	13,657	8,478
Other	(22)	(26)	37	(62)
Cash flows from investing activities	(1,027)	(2,229)	(3,583)	(4,095)

Cash flows from financing activities
Proceeds from issuance of long-term debt	799	—	1,494	1,495
Repayment of debt	—	—	(500)	(550)
Dividends paid	(1,123)	(1,062)	(4,297)	(3,886)
Stock repurchases	(848)	(142)	(3,615)	(527)
Proceeds from common stock transactions	50	52	241	377
Other	(12)	(8)	(41)	(46)
Cash flows from financing activities	(1,134)	(1,160)	(6,718)	(3,137)

Net change in cash and cash equivalents	(119)	(1,032)	(1,581)	1,524
Cash and cash equivalents at beginning of period	3,169	5,663	4,631	3,107
Cash and cash equivalents at end of period	$3,050	$4,631	$3,050	$4,631

Quarterly segment results

(In millions)	Q4 2022	Q4 2021	Change
Analog:
Revenue	$3,558	$3,758	(5)%
Operating profit	$1,798	$2,098	(14)%
Embedded Processing:
Revenue	$837	$764	10%
Operating profit	$293	$293	0%
Other:
Revenue	$275	$310	(11)%
Operating profit*	$85	$112	(24)%
* Includes acquisition charges and restructuring charges/other.
Annual segment results

(In millions)	2022	2021	Change
Analog:
Revenue	$15,359	$14,050	9%
Operating profit	$8,359	$7,393	13%
Embedded Processing:
Revenue	$3,261	$3,049	7%
Operating profit	$1,253	$1,174	7%
Other:
Revenue	$1,408	$1,245	13%
Operating profit*	$528	$393	34%
* Includes acquisition charges and restructuring charges/other.

Non-GAAP financial information
This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).
We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.
Reconciliation to the most directly comparable GAAP measures is provided in the table below.

	For Years Ended December 31,
(In millions)	2022	2021	Change
Cash flow from operations (GAAP)	$8,720	$8,756	0%
Capital expenditures	(2,797)	(2,462)
Free cash flow (non-GAAP)	$5,923	$6,294	(6)%

Revenue	$20,028	$18,344

Cash flow from operations as a percentage of revenue (GAAP)	43.5%	47.7%
Free cash flow as a percentage of revenue (non-GAAP)	29.6%	34.3%
This release also includes references to operating taxes, a non-GAAP term we use to describe taxes calculated using the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term operating taxes helps to differentiate from effective taxes, which include discrete tax items.

Notice regarding forward-looking statements
This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe TI's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.
We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:
•The duration and scope of the COVID-19 pandemic, government and other third-party responses to it and the consequences for the global economy, including to our business and the businesses of our suppliers, customers and distributors;
•Economic, social and political conditions, and natural events in the countries in which we, our customers or our suppliers operate, including global trade policies;
•Market demand for semiconductors, particularly in the industrial and automotive markets, and customer demand that differs from forecasts;
•Our ability to compete in products and prices in an intensely competitive industry;
•Evolving cybersecurity and other threats relating to our information technology systems or those of our customers, vendors and other third parties;
•Our ability to successfully implement and realize opportunities from strategic, business and organizational changes, or our ability to realize our expectations regarding the amount and timing of associated restructuring charges and cost savings;
•Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment, our timely implementation of new manufacturing technologies and installation of manufacturing equipment, and our ability to realize expected returns on significant investments in manufacturing capacity;
•Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•Product liability, warranty or other claims relating to our products, software, manufacturing, delivery, services, design or communications, or recalls by our customers for a product containing one of our parts;
•Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to operate our business or subject us to fines, penalties or other legal liability;
•Changes in tax law and accounting standards that impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;
•Financial difficulties of our distributors or semiconductor distributors' promotion of competing product lines to our detriment; or disputes with current or former distributors;
•Losses or curtailments of purchases from key customers or the timing and amount of customer inventory adjustments;
•Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and changing regulatory environment;
•Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•Instability in the global credit and financial markets;
•Our ability to recruit and retain skilled personnel, and effectively manage key employee succession; and
•Impairments of our non-financial assets.
For a more detailed discussion of these factors, see the Risk factors discussion in Item 1A of TI's most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. If we do update any forward-looking statement, you should not infer that we will make additional updates with respect to that statement or any other forward-looking statement.

About Texas Instruments
Texas Instruments Incorporated (Nasdaq: TXN) is a global semiconductor company that designs, manufactures, tests and sells analog and embedded processing chips for markets such as industrial, automotive, personal electronics, communications equipment and enterprise systems. Our passion to create a better world by making electronics more affordable through semiconductors is alive today, as each generation of innovation builds upon the last to make our technology smaller, more efficient, more reliable and more affordable – making it possible for semiconductors to go into electronics everywhere. We think of this as Engineering Progress. It's what we do and have been doing for decades. Learn more at TI.com.